Exhibit 10.32

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of February 11, 2009 is entered into by and between Goldman Sachs Mortgage Company, a New York limited partnership (“Assignor”) and KBS Debt Holdings II X, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, reference is made to the Loan Agreement, dated as of August 8, 2007 between Assignor, as successor to Goldman Sachs Commercial Mortgage Capital, L.P. (“GSCMC”), as lender, and Brookfield Properties OLP Co. LLC (f/k/a BFP One Liberty Plaza Co. LLC), as borrower (“Borrower”) (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and to the loan made pursuant thereto (the “Loan”);

WHEREAS, the Loan is represented by that certain Amended, Restated and Consolidated Note A-1 in the original principal amount of $350,000,000 (“Note A-1”), that certain Amended, Restated and Consolidated Note A-2-A in the original principal amount of $250,000,000 ( “Note A-2-A”), that certain Amended, Restated and Consolidated Note A-2-B-1 in the original principal amount of $35,000,000 (“Note A-2-B-1”), that certain Amended, Restated and Consolidated Note A-2-B-2-A in the original principal amount of $100,000,000 (the “Note A-2-B-2-A”), that certain Amended, Restated and Consolidated Note A-2-B-2-B in the original principal amount of $75,000,000 (“Purchased Note 1”) and that certain Amended, Restated and Consolidated Note A-2-B-2-C in the original principal amount of $40,000,000 (“Purchased Note 2”; together with Purchased Note 1, collectively, the “Purchased Notes”; Note A-1, Note A-2-A, Note A-2-B-1 and Note A-2-B-2-A , collectively, the “Other Notes”).

WHEREAS, pursuant to the terms of this Agreement, Assignor desires to sell, and Assignee desires to purchase, the Purchased Notes;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment. Assignor hereby sells, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Purchased Notes, in exchange for payment to Assignor in immediately available funds of an aggregate purchase price specified in a settlement statement executed by both parties, plus all accrued and unpaid interest on the original principal balance of the Purchased Notes through the day immediately preceding the Settlement Date.

“Settlement Date” means the Business Day on which Assignor receives from Assignee the aggregate purchase price in immediately available funds; provided, however, that if Assignor receives such aggregate purchase price after 3:00 p.m., New York time, on any Business Day, the Settlement Date shall be the next succeeding Business Day.

2. Assumption. Assignee hereby assumes the obligations, and agrees to observe and perform all the covenants, applicable to the holder of the Purchased Notes under the Loan Documents accruing from and after the Settlement Date, including the obligations of the A-2 Lender that are applicable to the holder of the Purchased Notes under that certain Intercreditor and Servicing Agreement, dated as of October 1, 2007, between Assignor in its capacity as the initial holder of the A-1 Note (as defined therein) and Assignor in its capacity as holder of the A-2 Note (as defined therein) (as amended, the “Intercreditor Agreement”) and Assignor hereby agrees that it shall remain fully liable for any obligations and liabilities which accrued prior to the Settlement Date under the Intercreditor Agreement and the Loan Documents.

3. Non-Reliance on Assignor. Except as explicitly set forth herein, Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or financial or other statements of the Borrower, or the validity or enforceability of the obligations of the Borrower in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor (except as set forth in the representations in Section 4 below), and based on the documents listed on Schedule 1 hereto and on such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower, the Collateral and the Property.

4. Representations.

(a) The assignment provided for herein shall be without representation or warranty by Assignor, except for the representations and warranties contained in Exhibit A attached hereto and made a part hereof and in clause (c) below.

(b) Assignee hereby represents and warrants as follows:

(i) Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) Assignee has the full power, authority and legal right to purchase the Purchased Notes, and to execute, deliver and perform this Agreement;

(iii) Assignee has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Assignee, this Agreement constitutes the legal, valid and binding agreement of the Assignee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(iv) Assignee is not (x) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the fiduciary responsibility provisions of ERISA, (y) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”) subject to Section 4975 of the Code, or (z) an entity whose underlying assets include plan assets by reason of an investment by any such “employee benefit plan” or “plan” in the entity.

(c) Each party hereto represents and warrants to the other that it has dealt with no broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).

5. Other Notes. Schedule 2 contains the list, as of the date hereof, of each of the holders of the Other Notes to the Assignor’s knowledge, together with contact information for each of the holders of the Other Notes.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8. Successors and Assigns. The provisions of this Agreement shall be binding upon the parties and their respective successors and/or assigns.

9. Entire Agreement. This Agreement constitutes the entire agreement, and supercedes all prior agreements, if any, of the parties hereto with respect to the subject matter hereof.

10. Defined Terms. Capitalized terms used and not defined herein will have the respective meanings set forth in the Loan Agreement.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNOR:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., its general partner

	By:	/s/ Authorized Signatory
Name:
Title:

ASSIGNEE:

KBS DEBT HOLDINGS II X, LLC, a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole manager

By: KBS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its sole general partner

	By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer